Medifast Enhances “Fuel for the Future” Program to Position the Business for Long-term Sustainable Growth
Optimizations aimed at freeing up capital to invest in growth initiatives expected to triple the company’s addressable market

BALTIMORE - June 1, 2023 /PRNewswire/ -- Medifast (NYSE: MED), the company behind the health and wellness community, OPTAVIA®, today announced further strategic changes to enhance its Fuel for the Future program, which optimizes spending through value engineering, operational efficiency and improved procurement. The goal of the program is to free up capital to invest in growth initiatives and raise margins. Medifast is implementing measures that will serve as catalysts for further momentum to achieve its goal of 15% annualized revenue growth and 15% sustainable operating margin by 2025.
As a part of these efforts and due to economic changes in the Asia-Pacific region following the COVID-19 pandemic, Medifast will exit its operations in Hong Kong and Singapore as of July 1, 2023. This decision will help better prioritize resources that were previously dedicated to these markets in order to support initiatives that the company anticipates will have a greater impact on revenues and profitability. This includes investing in technology and digital capabilities as well as rolling out product offerings that are complementary to its existing program, bringing OPTAVIA to new demographics and expanding the company’s total addressable market considerably.
“We continue to adjust to the changing demands of the market, and this shift will allow us to more aggressively invest and fulfill our commitment to making this new environment one in which we can deliver long-term growth,” said Dan Chard, Chairman and CEO of Medifast. “We are now focused on expanding into new demographics and diversifying our revenue streams, starting with bringing OPTAVIA to adjacent product categories that we expect will triple our addressable market. As an industry leader that has already impacted three million lives, we continue to build on our legacy and aspire to offer even more people lifelong transformation, one healthy habit at a time.”
Medifast is also exploring deeper automation that will help streamline and improve operations across various functions as well as pursuing opportunities to reduce costs and environmental impact while improving the customer experience. Through Fuel for the Future, the company is targeting 200 to 300 basis points of sustainable gross cost savings by 2025, the majority of which is expected to be invested back into the business to drive topline growth and improved profitability.
About Medifast®:
Medifast (NYSE: MED) is the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, which offers scientifically developed products, clinically proven plans and the support of independent OPTAVIA Coaches and a Community to help Customers achieve Lifelong Transformation, One Healthy Habit at a Time®. As the publicly traded market leader by revenue in the U.S. $7 billion weight management industry, the company has impacted more than 2 million lives through its Community of OPTAVIA Coaches, who teach Customers how to develop holistic healthy habits through the proprietary Habits of Health® Transformational System. Medifast was recognized in 2022 as one of America’s Best Mid-Sized Companies by Forbes, in 2020 and 2021 as one of FORTUNE's 100 Fastest-Growing

Companies and was named to Forbes' 100 Most Trustworthy Companies in America list in 2017. For more information, visit MedifastInc.com or OPTAVIA.com and follow @Medifast on Twitter.
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Forward Looking Statements
Please Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend,” “anticipate,” “expect,” "target" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals, outlook or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, risks associated with Medifast’s direct-to-consumer business model; the impact of rapid growth on Medifast’s systems; disruptions in Medifast’s supply chain; Medifast’s inability to continue to develop new products; effectiveness of Medifast’s advertising and marketing programs, including use of social media by independent OPTAVIA Coaches; Medifast’s inability to maintain and grow the network of independent OPTAVIA Coaches; the departure of one or more key personnel; Medifast’s inability to protect against online security risks and cyberattacks; to protect its brand and intellectual property, or to protect against product liability claims; Medifast’s planned growth into domestic and international markets; adverse publicity associated with Medifast’s products; Medifast’s inability to continue declaring dividends; fluctuations of Medifast’s common stock market price; the prolonged effects of COVID-19 on consumer spending and disruptions to Medifast’s distribution network, supply chains and operations; increases in competition or litigation; the consequences of other geopolitical events, including natural disasters, global health crises, acts of war (including the war in Ukraine), changes in trade policies and tariffs, climate change, regulatory changes, increases in costs of raw materials, fuel, or other energy, transportation, or utility costs and in the costs of labor and employment, labor shortages, supply chain issues and the resulting impact on market conditions and consumer sentiment and spending; and Medifast’s ability to prevent or detect a failure of internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings filed with the United States Securities and Exchange Commission, including its quarterly reports on Form 10-Q and current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

For further information: Public Relations: Jessica Oring, Jessica.Oring@medifastinc.com; Investor Relations: Steven Zenker, Steven.Zenker@medifastinc.com
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